UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2021

Lightstone Value Plus REIT IV, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55773	47-1796830
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Charter

On December 16, 2012, Lightstone Value Plus REIT IV, Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, the stockholders approved an amendment and restatement of the Company’s charter. The proposal to amend and restate the charter is described in detail in the proxy statement related to the annual meeting of stockholders, which was filed with the Securities and Exchange Commission on October 29, 2021.

The Company subsequently filed the Second Articles of Amendment Restatement with the Maryland State Department of Assessments and Taxation (“SDAT”), and they were effective immediately upon filing on December 20, 2021. The Second Articles of Amendment Restatement are included as Exhibit 3.1 to this Current Report and are incorporated in this Item 5.03 by reference.

Amendment to the Bylaws

In connection with the stockholder approval of our amended and restated charter, our board of directors approved an amendment and restatement of our bylaws to reduce the quorum required for stockholder meetings. As amended, our bylaws provide that a quorum is 35% of all the votes entitled to be cast at a stockholder meeting instead of the 50% previously provided. As approved by our board of directors, our amended and restated bylaws became effective immediately upon the filing of our Third Articles of Amendment and Restatement with the SDAT on December 20, 2021. The Amended and Restated Bylaws are included as Exhibit 3.2 to this Current Report and are incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Articles of Amendment and Restatement
3.2	Amended And Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightstone Value Plus REIT IV, Inc.

Date: December 21, 2021	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Principal Accounting Officer

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